Astra Announces Second Quarter 2021 Financial Results

ALAMEDA, California. August 12, 2021 (GLOBE NEWSWIRE)—Astra Space, Inc. (Nasdaq: ASTR) today announced financial results for its fiscal second quarter ended June 30, 2021.

“Astra achieved several key milestones in the first half of 2021 to further its mission to improve life on Earth from space,” said CEO, Chairman and Co-Founder Chris Kemp. “Astra obtained significant funding to further our plan for rapid, low-cost access to space by completing the Holicity merger and associated PIPE transaction. We delivered on key customer initiatives by winning our second NASA contract in a row (TROPICS) and signing a long-term launch deal with Planet Labs. And last week, we announced Space Force as our first commercial customer for a test launch planned during a sixteen-day window beginning August 27, 2021. I am pleased with our execution and want to thank the entire Astra team for their dedicated efforts. We all look forward to the upcoming launch.”

“Completing the Holicity merger and PIPE investment led by BlackRock added $464 million to our balance sheet and puts us in a strong cash position as we continue our progress towards daily rocket launches,” said CFO Kelyn Brannon. “Our team overcame many obstacles to arrive at this most exciting chapter in Astra’s quest to deliver low-cost, rapid access to space.”

Second Quarter 2021 and Recent Business Highlights:

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Completed our merger with Holicity, Inc. and began publicly trading on the Nasdaq.
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Closed our PIPE transaction led by accounts owned and managed by BlackRock.
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Added $464 million to our balance sheet (net of fees) via merger and PIPE transactions.
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NASA awarded Astra the Time-Resolved Observations of Precipitation Structure and Storm Intensity with a Constellation of Smallsats (TROPICS), a three-launch mission to observe and analyze the impact of tropical storms.
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Awarded a multi-launch contract from Planet Labs, one of the leading small satellite companies focused on Earth Observation.
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Began expansion of our Alameda factory to 350,000 square feet, a tripling of current capacity.
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Added to Astra’s leadership team with several executive-level and proven leaders from companies such as Apple, Tesla, Blue Origin, IBM, and SpaceX.
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Acquired Apollo Fusion, one of the leading propulsion engines in the market, which expands our total addressable market to mid-Earth, geosynchronous, and lunar orbits.
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Announced Space Force will be our first commercial launch customer during a sixteen-day window beginning August 27, 2021.
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Awarded the Orbital Services Program (OSP)-4 contract from the Rocket Systems Launch Program (RSLP) of the Space Force. This agreement positions Astra to compete for several launches over the next 9 years.
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Announced Spire as a customer with plans to begin launching next spring.
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Welcomed new board members Michèle Flournoy, a former Under Secretary of Defense for Policy under President Obama, and Lisa Nelson, a former high-level finance executive at Microsoft, to join Astra’s board and partner with current independent directors, Scott Stanford, Mike Lehman and Craig McCaw, to advise Astra.

Second Quarter 2021 Financial Highlights:

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GAAP Net Loss was $(31.3) million for the three months ended June 30, 2021.
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Adjusted Net Loss* was $(23.1) million for the three months ended June 30, 2021.
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Adjusted EBTIDA* of $(21.4) million for the three months ended June 30, 2021.
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Capital expenditures totaled $8.5 million for the three months ended June 30, 2021.
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Cash, cash equivalents and restricted cash totaled $452.4 million as of June 30, 2021.

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*Denotes Non-GAAP financial measure. Refer to “Explanation of Adjusted (or Non-GAAP) Financial Measures” later in this press release for reconciliation of GAAP to Non-GAAP financial measures.

Third Quarter 2021 Outlook

As of August 12, 2021, we are providing guidance for the third quarter 2021 based on current market conditions and expectations. We emphasize that the guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below and our Form 10-Q, including risks and uncertainties associated with the ongoing COVID-19 pandemic and the increased transmission rates from the Delta variant. For the third quarter ending September 30, 2021, Astra currently expects:

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Adjusted EBITDA* between $(32.0) million and $(35.0) million.
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Depreciation and Amortization between $1.0 million and $1.3 million.
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Stock-based compensation between $6.0 million and $10.0 million.
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Cash taxes of approximately zero.
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Basic shares outstanding between 255 million and 260 million.
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Capital expenditures between $10.0 million and $15.0 million.

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*Denotes Non-GAAP financial measure. Refer to “Explanation of Adjusted (or Non-GAAP) Financial Measures” later in this press release for reconciliation of GAAP to Non-GAAP financial measures.

Conference Call Information

In conjunction with this announcement, Astra will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss second quarter results and, our outlook for the third quarter ending September 30, 2021. The live webcast and a replay of the webcast will be available on the Investor Relations section of Astra’s website: https://investor.astra.com/news-and-events/events-and-presentations.

About Astra Space, Inc.

Astra’s mission is to improve life on Earth from space by creating a healthier and more connected planet. Astra’s first flight to space was within 4 years of its inception, making it the fastest company to reach space. Visit www.astra.com for more information.

Forward Looking Statements

Certain statements made in this press release are “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from Astra’s expectations or projections , including the following factors, among others: (i) the failure to meet projected development and launch targets, including as a result of the decisions of governmental authorities or other third parties not within our control; (ii) changes in applicable laws or regulations; (iii) the ability of the Astra to meet its financial and strategic goals, due to, among other things, competition; (iv) the ability of Astra to pursue a growth strategy and manage growth profitability; (v) the possibility that Astra may be adversely affected by other economic, business, and/or competitive factors; (vi) the effect of the COVID-19 pandemic on Astra and (vii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission by Astra.

Explanation of Adjusted (or Non-GAAP) Financial Measures

This press release includes information about Adjusted Net Loss and Adjusted EBITDA (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with Astra’s consolidated financial statements prepared in accordance with GAAP. Non-GAAP financial measures are reconciled to GAAP in the table set forth in this release.

We believe that both management and shareholders benefit from referring to these non-GAAP financial measures in planning, forecasting and analyzing future periods. Our management uses these non-GAAP financial measures in planning, monitoring and evaluating its financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described below.

We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between Astra and other companies in our industry. In making any comparisons to other companies in our industry, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules

Adjusted Net Loss differs from GAAP Net Loss in that it excludes the following items: (a) loss on the extinguishment of convertible notes, (b) stock-based compensation, and (c) non-recurring expenses. During the second quarter, our non-recurring expense related solely amounts paid in settlement of a claim.

Astra defines Adjusted EBITDA as Adjusted Net Loss, excluding the following items: (a) interest expense and interest income, (b) income tax expense and (c) depreciation and amortization. Astra is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Investor Relations:

Dane Lewis – Vice President of Strategic Finance & Investor Relations

dane@astra.com

Carolyn Bass – Market Street Partners

cbass@marketstreetpartners.com

Press Contact:

Kati Dahm – Vice President of Communications

kati@astra.com

Astra Space, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Results of Operations:
Research & Development	$10,458	$7,221	$22,435	$15,532
Sales & Marketing	1,125	-	1,189	-
General & Administrative	18,318	3,861	30,931	6,983
Total Operating Loss	(29,901)	(11,082)	(54,555)	(22,515)
Other Expenses
Interest Expense	(678)	(1,253)	(1,213)	(2,252)
Other Expense (Income)	(718)	3,510	(718)	3,961
Loss on extinguishment of convertible notes	-	-	(133,783)	-
Loss before taxes	(31,297)	(8,825)	(190,269)	(20,806)
Income tax expense	-	-	-	-
Net Loss	$(31,297)	$(8,825)	$(190,269)	$(20,806)

Basic and Diluted Loss per Share
Weighted Average basic and diluted shares - Class A	20,035	6,353	18,132	6,317
Loss per share	$(0.47)	$(0.16)	$(2.93)	$(0.38)

Weighted Average basic and diluted shares - Class B	46,722	48,898	46,784	48,475
Loss per share	$(0.47)	$(0.16)	$(2.93)	$(0.38)

Astra Space, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)
	June 30, 2021	December 31, 2020
Summary Balance Sheet Data:
Assets:
Cash and Cash Equivalents	$447,456	$10,611
Restricted cash	4,931	-
Inventories	1,832	649
Prepaid and other current assets	5,377	485
Total current assets	459,596	11,745
Property, plant and equipment, net	29,326	24,069
Right-of-use asset	9,603	-
Trademark	3,200	-
Other non-current assets	76	77
Total assets	$501,801	$35,891

Liabilities and Stockholders Deficit:
Accounts payable	$6,180	$2,474
Operating lease obligation, current portion	1,649	-
Accrued expenses and other current liabilities	5,505	4,390
Long-term debt, current portion	4,850	41,132
Long-term debt, current portion due to related parties	-	10,503
Total current liabilities	18,184	58,499
Long-term debt	-	7,286
Warrant liabilities	56,786	-
Operating lease obligation, net of current portion	7,681	-
Other non-current liabilities	2,136	1,685
Total liabilities	84,787	67,470

Total temporary equity	-	108,829
Total stockholders equity (deficit)	417,014	(140,408)
Total liabilities, temporary equity and stockholders equity (deficit)	$501,801	$35,891

Astra Space, Inc.
Summary Cash Flow Data:
(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
(in thousands, except per share data)	June 30,		June 30,
	2021	2020	2021	2020

Summary Cash Flow Data:
Cash used in operating activities	$(20,978)	$(8,600)	$(34,655)	$(19,778)
Capital Expenditures	(8,472)	(280)	(8,796)	(1,454)
Free Cash Flow (non-GAAP)	(29,450)	(8,880)	(43,451)	(21,232)
Cash used in investing activities	(8,472)	(280)	(11,996)	(1,454)
Cash provided by financing activities	459,289	5,364	488,427	22,341

Reconciliation of GAAP to Non-GAAP
(in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

GAAP Net Loss	$(31,297)	$(8,825)	$(190,269)	$(20,806)
Loss on extinguishment of convertible notes	-	-	133,783	-
Stock based compensation	7,444	141	17,777	513
Non-recurring expenses	750	-	750	-
Adjusted Net Loss	(23,103)	(8,684)	(37,959)	(20,293)
Interest Expense, net	678	1,253	1,213	2,252
Income tax expense	-	-	-	-
Depreciation & Amortization	1,030	808	1,918	1,664
Adjusted EBITDA	$(21,395)	$(6,622)	$(34,828)	$(16,377)